Exhibit 99.2

Juniper Networks, Inc.

1133 Innovation Way

Sunnyvale, CA 94089

February 22, 2015

Elliott Associates, L.P.

Elliott International, L.P.

40 West 57th Street

New York, NY 10019

Attention:  Jesse A. Cohn

Gentlemen:

This letter (this “Agreement”) constitutes the agreement between Juniper Networks, Inc., a Delaware corporation (the “Company”), Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), and Elliott International, L.P., a Cayman Islands limited partnership (together with Elliott Associates, the “Investors”), with respect to the matters set forth below.

1.	The Nominations Committee of the Board of Directors of the Company (the “Board”) has recommended that the Board nominate, and the Board has agreed to appoint and will appoint each of Jim Dolce and Rahul Merchant (each, a “New Independent Director”) as directors to the Board of the Company, effective March 1, 2015.

2.	The Company will nominate up to eleven (11) individuals for election at the 2015 Annual Meeting of Stockholders of the Company (the “2015 Annual Meeting”), and the Company nominees will include the New Independent Directors and Gary Daichendt and Kevin DeNuccio (the New Independent Directors together with the other directors nominated by the Board for election at the 2015 Annual Meeting shall be collectively referred to as, the “Company Nominees”). From the conclusion of the 2015 Annual Meeting until the termination of the Restricted Period (as defined below), the size of the Board shall not exceed eleven (11) directors.

3.	In connection with the 2015 Annual Meeting, (i) the Company will recommend that the Company’s stockholders vote in favor of the election of each of the Company Nominees, solicit proxies for each of the Company Nominees, and cause all Voting Securities represented by proxies granted to it (or any of its officers, directors or representatives) in favor of each of the Company Nominees and (ii) the Investors will vote or cause to be voted all Voting Securities beneficially owned by them on the record date for the 2015 Annual Meeting in favor of each of the Company Nominees. The Company agrees that the 2015 Annual Meeting will be held no later than May 25, 2015.

4.

No later than 7:30 a.m. Eastern time on February 26, 2015, the Company shall issue a press release in the form attached hereto as Exhibit A (the “Company Press Release”). Neither the Company nor any of the Investors or any of their respective Affiliates or Associates shall make any public statement regarding the subject matter of this Agreement or the matters set forth in Exhibit A prior to the issuance of the Company Press Release; provided, however, that notwithstanding the foregoing or anything to the contrary herein, the Company hereby acknowledges and agrees that the Investors may file an amendment to the Schedule 13D previously filed by the Investors attaching this Agreement as an exhibit to the Schedule 13D on or after 5:00 p.m. Eastern time on February 24, 2015. Other than the statement by the Investors included in the Company Press Release and the filing of an amendment to the Schedule 13D previously filed by the Investors attaching this Agreement as an exhibit to the Schedule 13D, neither of the Investors nor any of their Affiliates or Associates shall make any public statement regarding the subject matter of this Agreement in connection with the initial announcement of such matters, if such public statement would be inconsistent with the content of the Company Press Release; provided, that, subject to compliance with paragraphs 7 and 9, this provision will not restrict any statement of the Company, the Investors, or of their respective Affiliates or Associates, from and after the tenth (10th) business day following the issuance of the Company Press Release. The Company and Investors hereby amend paragraph 9 of the non-disclosure agreement letter agreement dated February 17, 2014 to replace the words “February 22” with the words “February 23”.

5.	Notwithstanding anything to the contrary herein, in the event that the Company has not issued the Company Press Release in the form attached as Exhibit A by 5:00 p.m., Eastern time, on February 27, 2015, then, in addition to any other rights or remedies that the Investors may have in connection with a breach of this Agreement by the Company, (i) the Investors and their Affiliates shall be permitted to submit a notice of nomination and stockholder proposal (solely to propose the repeal of each provision or amendment to the Company’s Bylaws adopted by the Board subsequent to December 31, 2013) to the Company in connection with the 2015 Annual Meeting and (ii) the Company will accept such submission by email to the Company’s General Counsel at any time prior to 2:00 p.m., Pacific time, on February 28, 2015. If the Investors or their Affiliates file a notice of nomination and stockholder proposal as contemplated by this paragraph 5, and such notice otherwise complies in all material respects with the requirements of the Company’s bylaws, if requested in writing by the Investors, the Company will take such actions as are necessary for such notification of nomination and stockholder proposal to be effective (i.e., to permit the nominations and proposal set forth therein to be made at the 2015 Annual Meeting) notwithstanding any timing or form of submission requirements set forth in the Company’s bylaws. The submission of any notice of nomination by the Investors pursuant to clause (i) of the first sentence of this paragraph 5 shall not relieve the Company of any of its obligations under this Agreement.

6.	Each of the New Independent Directors will be appointed to at least one of the Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee, in each case no later than the meeting of the Board immediately following the 2015 Annual Meeting.

7.	From the date of this Agreement to the Expiration Date (the “Restricted Period”), none of the Investors shall, and each Investor shall cause its respective Affiliates and Associates and its and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on its behalf not to, in any way, directly or indirectly (in each case except as expressly permitted by this Agreement):

(a) engage in any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or in any referendum of stockholders of the Company or become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents or in any such referendum;

(b) form or join or in any way participate in any a “group” as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Voting Securities, other than solely with other Affiliates of one or both of the Investors with respect to Voting Securities now or hereafter owned by them;

(c) acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, any Voting Securities or assets, or rights or options to acquire any Voting Securities or assets, of the Company or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to Voting Securities, in the case of Voting Securities if such acquisition or transaction would result in the Investors having beneficial ownership of more than 9.99% of the voting power of the Voting Securities or economic exposure to more than 14.99% of the Voting Securities;

(d) make or in any way participate, directly or indirectly, any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or its securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict the Investors from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board); or make any public proposal, either alone or alone or in concert with others, regarding (i) a change of control of the Company, (ii) a sale or purchase of significant assets or a significant business line by the Company (for purposes of this paragraph 7(d) “significant” shall be defined as being greater than 10% of total Company revenues), or (iii) any change in the composition of the Board or senior management of the Company;

(e) enter into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other Affiliates of one or both of the Investors, with respect to Voting Securities now or hereafter owned by them;

(f) (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board or (ii) seek, alone or in concert with others, the removal of any member of the Board;

(g) make any proposal for consideration by the Company’s stockholders at any annual or special meeting of stockholders of the Company or any referendum of stockholders; or

(h) make any request or submit any proposal to amend the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal;

provided, that the provisions of this paragraph 7 shall terminate automatically upon the earliest to occur of (x) the announcement by the Company of a definitive agreement with respect to any Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities, (y) the commencement of any tender or exchange offer (by a person other than the Investors or their Affiliates) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities, where the Company files a Schedule 14D-9 (or any amendment thereto), other than a “stop, look and listen” communication by the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act, that does not recommend that the Company’s stockholders reject such tender or exchange offer or (z) the adoption by the Board of any amendment to the certificate of incorporation or bylaws of the Company that would reasonably be expected to substantially impair the ability of a stockholder to submit nominations for election to the Board or stockholder proposals in connection with the Company’s 2016 Annual Meeting of Stockholders.

8.	Notwithstanding the foregoing, during the Restricted Period, the Investors and their respective Affiliates may communicate privately with the Company’s (i) directors, (ii) Chief Executive Officer, Chief Financial Officer, General Counsel or Investor Relations personnel or (iii) advisors at Goldman, Sachs & Co. or Wilson Sonsini Goodrich & Rosati, Professional Corporation, but only so long as such private communications are not intended to, and would not reasonably be expected to, require any public disclosure thereof. The Company believes it is important for directors to understand the perspective of stockholders and acknowledges and agrees that the directors of the Company will not be inhibited by the Company from communicating directly with the Investors and their Associates, subject to compliance with Regulation FD and other applicable legal requirements.

9.

During the Restricted Period, the Company and the Investors shall each refrain from making, and shall cause their respective Affiliates and Associates and its and their respective principals, directors, stockholders, members, general partners, officers and employees not to make, any statement or announcement that both relates to and constitutes an ad hominem attack on, or that both relates to and otherwise disparages, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the Investors: the Company or any of its Affiliates or subsidiaries or any of its or their respective officers or directors or any person who has served as an officer or director of the Company or any of its Affiliates or subsidiaries, (b) in the case of statements or announcements by the Company: the Investors and the Investors’ advisors, their respective employees or any person who has served as an employee of the Investors and the Investors’ advisors. The foregoing shall not (i) prevent the Investors from engaging in any communications permitted by paragraphs 7 and 8 or (ii) restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought. Notwithstanding the foregoing, nothing herein shall prevent the Investors from making public or private statements regarding the Company’s operations or performance or regarding any Extraordinary Transaction announced by or in respect of the Company (other than by the Company or its Affiliates), in each case so long as such statements do not expressly target any individual.

10.	As used in this Agreement, the term (a) “Person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become Affiliates of any Person subsequent to the date of this Agreement; (c) “Associate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become Associates of any Person subsequent to the date of this Agreement; (d) “Voting Securities” shall mean the shares of the Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; (e) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of San Francisco is closed; (f) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; and (g) “Expiration Date” means the date that is the earliest of (i) the first anniversary of the date hereof, (ii) the date that is twenty (20) days prior to the last date pursuant to which stockholder nominations for director elections are permitted pursuant to the Company’s bylaws with respect to the next election of directors after the 2015 Annual Meeting, (iii) 5:00 p.m., Eastern time, on February 27, 2015 if the Company has not at that time issued the Company Press Release in accordance with paragraph 4, or (iv) such time as the Company issues a preliminary proxy statement, definitive proxy statement or other proxy materials in connection with the 2015 Annual Meeting that are inconsistent with the terms of this Agreement.

11.	Each of the Investors, severally and not jointly, represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such Investor, enforceable against it in accordance with its terms; and (b) as of the date of this Agreement, (i) they are the beneficial owners of an aggregate of 39,241,000 shares of Voting Securities, and (ii) except as discussed by the parties, neither of the Investors nor any of their Affiliates is a party to any swap or hedging transactions or other derivative agreements of any nature with respect to the Voting Securities.

12.	The Company represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company,

enforceable against the Company in accordance with its terms; (b) does not require the approval of the stockholders of the Company; and (c) does not and will not violate any law, any order of any court or other agency of government, the Company’s Certificate of Incorporation or bylaws, each as amended from time to time, or any provision of any agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

13.	The Company and the Investors each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

14.	This Agreement constitutes the only agreement between the Investors and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

15.	If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

16.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the Investors and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than the such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 18 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. Each of the parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

17.	This Agreement is solely for the benefit of the parties and is not enforceable by any other Person.

18.	All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when delivered in person, by electronic mail, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company to:

Juniper Networks, Inc.

1133 Innovation Way

Sunnyvale, CA 94089

Attn:     Mitchell Gaynor, Executive Vice President and General Counsel

email:   mgaynor@juniper.net

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10019

Attn:     Warren S. de Wied

email:   wdewied@wsgr.com

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attn:     Katharine A. Martin

              Bradley L. Finkelstein

email:    kmartin@wsgr.com

              bfinkelstein@wsgr.com

If to the Investors:

Elliott Associates, L.P.

Elliott International, L.P.

40 West 57th Street

New York, NY 10019

Attn:     Jesse Cohn

email:    jcohn@elliottmgmt.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn:    Robert B. Schumer

             Steven J. Williams

email:   rschumer@paulweiss.com

             swilliams@paulweiss.com

At any time, any party may, by notice given in accordance with this paragraph to the other party, provided updated information for notices hereunder.

19.	Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

20.	This Agreement may be executed by the parties in separate counterparts (including by fax, .jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows.]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours,

JUNIPER NETWORKS, INC.

By:	/s/ Mitchell L. Gaynor
Name: Mitchell L. Gaynor
Title: Executive Vice President

Accepted and agreed to as of the date first written above:

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P.,
its General Partner

By:	Braxton Associates, Inc.,
its General Partner

By:	/s/ Elliot Greenberg
Name: Elliot Greenburg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc.,
as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

[Signature Page to Letter Agreement]

Exhibit A

Company Press Release

Media and Investor Relations:

Cindy Ta

Juniper Networks

408-936-6131

cta@juniper.net

Juniper Networks Adds Two New Experienced Independent Directors to Board

Company Reaffirms Commitment to Execution, Delivering Profitable Growth and Long-Term Shareholder Value

SUNNYVALE, Calif., Feb. 24, 2015 – Juniper Networks, Inc. (NYSE: JNPR), the industry leader in network innovation, today announced that it has appointed two new experienced independent directors, Jim Dolce and Rahul Merchant, to its board of directors, effective March 1, 2015.

Mr. Dolce currently serves as chief executive officer of Lookout, a mobile security company, and has founded four successful technology companies. With deep networking industry expertise – including serving as executive vice president of worldwide field operations at Juniper Networks from 2000-2006 – Mr. Dolce currently serves on the board of Infinera Corporation.

Mr. Merchant currently runs his own advisory firm and has served as chief information officer at a variety of enterprises in the public and private sectors and brings 30 years of experience in management, operations and information technology. Mr. Merchant currently serves on the boards of Emulex Corp. and Fair Isaac Co.

Juniper’s board of directors regularly evaluates its composition to ensure the directors’ skills, experience and perspectives are best suited to address the requirements of Juniper’s operating environment. Mr. Dolce and Mr. Merchant were identified through a search process initiated last year by the board’s Nominating and Corporate Governance Committee, which included an evaluation of candidates recommended by Elliott Management, Juniper’s largest shareholder. Both Mr. Dolce and Mr. Merchant will be among the Company’s nominees for election at its 2015 Annual Meeting of Stockholders.

Scott Kriens, chairman of the board at Juniper Networks, said, “On behalf of the entire board of directors, I would like to welcome Jim and Rahul. They are both highly accomplished individuals whose depth of experience and industry knowledge will be extremely valuable to Juniper.”

Rami Rahim, chief executive officer at Juniper Networks, said, “Juniper has been successfully executing on our strategic plan in 2014 and we entered 2015 with good momentum as well as a compelling product roadmap that positions the Company for continued growth. I look forward to working with Jim, Rahul and the rest of the board as we continue to make progress toward driving profitable revenue growth while enhancing value for all shareholders. We remain committed to execution and operational excellence and enabling real competitive advantage for our customers in the fastest-growing market segments.”

Juniper also announced today a new agreement with Elliott Management, whereby Elliott has agreed to support Juniper’s director nominees at its upcoming Annual Meeting of Stockholders.

Jesse Cohn, head of U.S. equity activism at Elliott Management, stated, “Juniper has a clear, well-defined strategy against which it has made impressive progress over the past year. We’re pleased with the board’s decision to appoint Jim and Rahul, who will assist Juniper in continuing that progress. With a solid revenue plan, a leaner cost base and a reduced share count, we believe Juniper is well positioned to deliver outsized returns to its shareholders.”

About Jim Dolce

Jim Dolce is the chief executive officer and a director at Lookout, Inc., a mobile security company, since March 2014. Mr. Dolce has been the founder of four successful technology companies and has held senior executive positions at both Juniper Networks, Inc. and Akamai Technologies, Inc. Prior to joining Lookout, Mr. Dolce was the vice president of carrier market development at Akamai and prior to that, he was the founder and chief executive officer at Verivue, Inc., which was acquired by Akamai. Prior to Verivue, Mr. Dolce served as executive vice president of worldwide field operations at Juniper Networks from July 2002 to April 2006, where he led Juniper’s global sales, marketing and customer service efforts. Mr. Dolce joined Juniper through its acquisition of Unisphere Networks, Inc., where he served as chief executive officer from April 1999 to July 2002. Mr. Dolce also serves on the board of directors of Infinera Corporation, and is a Trustee of several nonprofit organizations. Mr. Dolce holds a bachelor’s degree in computer engineering from the University of Rhode Island.

About Rahul Merchant

Rahul Merchant is a seasoned executive with a demonstrated track record as a transformation leader. He runs his own advisory firm since 2014. He was the chief information and innovation officer for the City of New York from March 2012 to February 2014. Previously, he served as executive vice president, chief information officer and member of the Executive Committee at Fannie Mae, where he led the technology and operations groups. Mr. Merchant also served as senior vice president and chief information officer at Merrill Lynch & Co. He has extensive computer industry and public board experience as a current director of Emulex Corp. (ELX), Fair Isaac Corporation (FICO) and privately held AASKI Technology. He is a former director of Sierra Atlantic, Level 3 Communications, Inc. and Sun Microsystems. Mr. Merchant earned a bachelor’s degree in electrical engineering from Bombay University, a master’s in computer science from Memphis State University and an MBA from Temple University.

About Juniper Networks

Juniper Networks (NYSE: JNPR) delivers innovation across routing, switching and security. From the network core down to consumer devices, Juniper Networks’ innovations in software, silicon and systems transform the experience and economics of networking. Additional information can be found at Juniper Networks (www.juniper.net) or connect with Juniper on Twitter and Facebook.

Juniper Networks and Junos, are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks logo and the Junos logo are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this press release concerning Juniper Networks’ prospects, future products and prospective benefits to customers are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including delays in scheduled product availability, the company’s failure to accurately predict emerging technological trends, and other factors listed in Juniper Networks’ most recent report on Form 10-K filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date of this press release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.